[Form of Opinion of Olshan Frome Wolosky LLP]

[       ], 2019

PowerFleet, Inc.

c/o I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Re: Registration Statement on Form S-4 (File No. 333-231725)

Ladies and Gentlemen:

We have acted as special counsel to PowerFleet, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (File No. 333-231725) (the “Registration Statement”) relating to up to 32,155,963 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of (i) the Agreement and Plan of Merger, dated as of March 13, 2019 (the “Merger Agreement”), by and among I.D. Systems, Inc., a Delaware corporation (“I.D. Systems”), the Company, Pointer Telocation Ltd., a public company limited by shares formed under the laws of the State of Israel, PowerFleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly owned subsidiary of the Company (“Holdco”), and PowerFleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly owned subsidiary of Holdco, and (ii) the Investment and Transaction Agreement, dated as of March 13, 2019 (as amended by Amendment No. 1 to the Investment and Transaction Agreement, dated as of May 16, 2019, and Amendment No. 2 to the Investment and Transaction Agreement, dated as of June 27 , 2019, the “Investment Agreement”), by and among I.D. Systems, the Company, PowerFleet US Acquisition Inc., a Delaware corporation and wholly owned subsidiary of the Company, and the investors named therein.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the Investment Agreement, the Company’s Certificate of Incorporation in effect as of the date hereof, the Company’s By-Laws in effect as of the date hereof, the form of the Company’s Amended and Restated Certificate of Incorporation that we assume will be effective upon the consummation of the transactions contemplated by the Merger Agreement and the Investment Agreement and the form of the Company’s Amended and Restated By-Laws that we assume will be effective upon the consummation of the transactions contemplated by the Merger Agreement and the Investment Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies.

[ ], 2019 Page 2

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement and the Investment Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission (the “SEC”) and such shares of Common Stock have been issued in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, the Merger Agreement and the Investment Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York. We do not express any opinion as to the effect of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby concede that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

This opinion letter is rendered solely in connection with the Registration Statement and is not to be used for any other purpose. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

Very truly yours,

OLSHAN FROME WOLOSKY LLP